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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Prime Hospitality Corp.:

     As independent public accountants, we hereby consent to the use of our report dated January 31, 1996, except with respect to the matters discussed in
Note 16 as to which the date is July 2, 1996, covering the Company's consolidated financial statements for the years ended December 31, 1993, 1994 and 1995 and to all references to our firm included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 2, 1996